UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

Lumos Networks Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Lumos Networks Corp. (the “Company”) previously filed a Current Report on Form 8-K (the “Original Filing”) which reported that on August 5, 2015, the Board of Directors of the Company (the “Board”) elected Peter D. Aquino and William M. Pruellage as directors, effective as of such date. At the time of the Original Filing, the Board had not made a final determination regarding committee assignments for Messrs. Aquino and Pruellage.  The Company is filing this amended Current Report on Form 8-K/A to report that on September 18, 2015 the Board appointed Mr. Aquino to the Audit Committee and Mr. Pruellage to the Compensation Committee and the Nominating and Governance Committee.

Other than the preceding disclosure, no other disclosure reported in the Original Filing is amended pursuant to this amended Current Report on Form 8-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 18, 2015

LUMOS NETWORKS CORP.

By: /s/ Johan G. Broekhuysen
Johan G. Broekhuysen Executive Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer